UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TAX-FREE FIXED INCOME FUND V FOR

PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On August 20, 2021, Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (the “Fund”) updated its website UBSPRFunds.com, which contains information relating to the Fund’s 2021 annual meeting of shareholders. The website will be regularly updated with relevant information for shareholders. The below screenshots reflect the updated website content:

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HOW TO VOTE YOUR SHARES
IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE VOTING YOUR WHITE PROXY CARD, PLEASE CONTACT:
1212 Avenue of the Americas, 24th Floor New York, NY. 10036 Banks and Brokers: +1 212-297-0720
Shareholders: +1 877-566-1922 (toll-free from U.S., Puerto Rico and Canada) Email: info@okapipartners.com
THREE EASY WAYS TO VOTE YOUR PROXY:
By Internet – Please visit www.proxyvote.com and enter the 16 digit control number found on the WHITE card you should receive in the mail, on or about August 20th, and follow the simple on-screen instructions.
Please note that if you have multiple investments, after submitting initial voting instructions, please scroll down the webpage for other ballots that may be outstanding for this and other meetings which would be listed below.
IF YOU DO NOT HAVE YOUR WHITE PROXY CARD, PLEASE CALL YOUR FINANCIAL ADVISOR FOR ASSISTANCE.
At the Virtual Meeting – If you plan to attend the meeting, please register at https://viewproxy.com/UBSPuertoRico/broadridgevsm/ no later than August 24, 2021. You will need to include the Fund’s name in the subject line and provide your name and address in the body of the e-mail. Broadridge will then e-mail you the meeting login information and instructions for attending and voting at the Meeting.
By Mail – Sign and date the WHITE proxy card you receive and mail back with the enclosed business reply envelope. If possible, please utilize one of the prior options to ensure your vote is counted in time for the meeting.
© 2021 All Rights Reserved. UBS | Privacy Policy | Disclaimer

CÓMO VOTAR SUS ACCIONES
SI TIENE ALGUNA PREGUNTA O NECESITA AYUDA PARA VOTAR CON SU TARJETA DE PODER DE VOTACIÓN BLANCA, COMUNÍQUESE CON:
1212 Avenue of the Americas, 24th Floor New York, NY. 10036 Banks and Brokers: +1 212-297-0720
Shareholders: +1 877-566-1922 (toll-free from U.S., Puerto Rico and Canada) Email: info@okapipartners.com
TRES FÁCILES FORMAS DE VOTAR SU PODER DE VOTACIÓN:
Por Internet Visite www.proxyvote.com e ingrese el número de control de 16 dígitos que se encuentra en la tarjeta BLANCA que debe recibir por correo el 20 de agosto o alrededor de esa fecha, y siga las sencillas instrucciones en pantalla.
Tenga en cuenta que si tiene varias inversiones, después de enviar las instrucciones de votación inicial, desplácese hacia abajo en la página web para ver otras boletas que pueden estar pendientes para esta y otras reuniones que se enumerarían a continuación.
SI NO TIENE SU TARJETA DE PROXY BLANCA, LLAME A SU ASESOR FINANCIERO PARA OBTENER ASISTENCIA.
En la reunión virtual : Si planea asistir a la reunión, regístrese en https: /
/viewproxy.com/UBSPuertoRico/broadridgevsm/ a más tardar el 24 de agosto de 2021. Deberá incluir el nombre del Fondo en la línea de asunto y proporcionar su nombre y dirección en el cuerpo del correo electrónico. Luego, Broadridge le enviará por correo electrónico la información de inicio de sesión de la reunión y las instrucciones para asistir y votar en la reunión.
Por correo: Firme y coloque la fecha en la tarjeta de representación BLANCA que reciba y envíela por correo con el sobre de respuesta comercial adjunto. Si es posible, utilice una de las opciones anteriores para asegurarse de que su voto se cuente a tiempo para la reunión.
© 2021 All Rights Reserved. UBS | Privacy Policy | Disclaimer